As filed with the Securities and Exchange Commission on June 30, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A-1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENSCO INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	76-0232579
(State of incorporation or organization)	(IRS Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas	75201-3331
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.10 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

On May 3, 2005, the stockholders of ENSCO International Incorporated, a Delaware corporation (the “Company”), approved an Amended and Restated Certificate of Incorporation. A description of the changes to the Company’s Amended and Restated Certificate of Incorporation is incorporated by reference to Proposals 2-4 contained on pages 8-11 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2005.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENSCO International Incorporated

Date: June 30, 2005	By:	/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

2

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005).

3